EXHIBIT 99.1

KKR Financial Holdings LLC Announces Launch of $125 Million Offering of Convertible Senior Notes

SAN FRANCISCO, Jan 11, 2010 /PRNewswire-FirstCall via COMTEX News Network/ — KKR Financial Holdings LLC (NYSE: KFN) (the “Company”) today announced that it intends to offer, subject to market and other considerations, $125 million aggregate principal amount of Convertible Senior Notes due 2017 (the “Notes”) in an underwritten registered public offering. In connection with this offering, the Company intends to grant the underwriters an over-allotment option to purchase up to $18.75 million aggregate principal amount of additional Notes.

The Notes will bear interest at a fixed rate and will be convertible into cash, the Company’s common shares or a combination thereof at the Company’s election. The interest rate, conversion price and other terms of the Notes will be determined by negotiations between the Company and the underwriters.  Citi, BofA Merrill Lynch and J.P. Morgan are acting as joint book-runners for the offering.  KKR Capital Markets LLC is acting as a co-manager of the offering.

The Company intends to use substantially all of the net proceeds from the offering of the Notes to repurchase or repay a portion of its existing senior indebtedness, with the remaining proceeds to be used for general corporate purposes.

The Company has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering of the Notes described in this press release. Before you invest, you should read the prospectus and preliminary prospectus supplement included in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the Notes. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the preliminary prospectus supplement (including the prospectus) may be obtained by contacting Citi, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or call (877) 858-5407, BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or email Prospectus.Requests@ml.com or J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245, Attention: Prospectus Library.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes described herein, nor shall there be any sale of these Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these Notes will be made only by means of the prospectus supplement and the related prospectus. The Notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the registration statement, the prospectus contained therein or the prospectus supplement.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company that invests in multiple asset classes. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P.

Media Relations Contacts:

Peter McKillop or Kristi Huller

Kohlberg Kravis Roberts & Co.

Tel: 212-750-8300

media@kkr.com

Investor Relations Contact:

Laurie Poggi

Kohlberg Kravis Roberts & Co.

Tel: 415-315-3718

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of Notes and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in the Company’s filings with the SEC. Any forward-looking statements speak only as of the date of this press release and the Company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to the Company’s business in general, please refer to the Company’s SEC filings, including (i) its preliminary prospectus supplement, filed with the SEC on the date hereof, (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 2, 2009 and (iii) its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, filed with the SEC on November 5, 2009.